UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

Senior Credit Investments, LLC

(Exact name of Registrant as specified in its charter)

Delaware	814-01685	92-1313185
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 12th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 284-3474

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 20, 2026, Senior Credit Investments, LLC, a Delaware limited liability company (the “Company”), entered into that certain first amendment to credit agreement (the “Amendment”), which amends the credit agreement, dated as of March 21, 2025 (the “Credit Agreement”), among the Company, Sumitomo Mitsui Trust Bank, Limited, New York Branch as the administrative agent (the “Administrative Agent”) and each of the financial institutions party to the Credit Agreement (together with the Administrative Agent, the “Lenders”). Capitalized terms used herein and not otherwise defined herein shall have their respective meanings as set forth in the Credit Agreement. The Amendment, among other things, (a) extends the stated termination date from March 20, 2026 to September 30, 2026, (b) decreases the applicable margin (x) with respect to Term SOFR Loans, from two hundred and fifty basis points (2.50%) per annum to two hundred and fifteen basis points (2.15%) per annum, and (y) with respect to Alternate Base Rate Loans, from one hundred and fifty basis points (1.50%) per annum to one hundred and fifteen basis points (1.15%) per annum, (c) adjusts the unused commitment fee from thirty basis points (0.30%) per annum to (i) 0.25% per annum on the average daily unused portion of the aggregate Lender Commitments if the average utilization of the Credit Facility during such quarter is 50% or greater, or (ii) 0.35% per annum on the average daily unused portion of the aggregate Lender Commitments if the average utilization of the Credit Facility during such quarter is less than 50%, and (d) decreases the lender commitment from $50,000,000 to $25,000,000 on June 30, 2026.

The foregoing description is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2026, the board of directors of the Company appointed Mr. Ryan Schindele to the position of Chief Financial Officer of the Company, effective March 19, 2026. Mr. Schindele had served as Interim Chief Financial Officer of the Company since September 30, 2025.

Biographical information regarding Mr. Schindele is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission, and such information is incorporated by reference herein. Mr. Schindele was not appointed pursuant to any arrangement or understanding with any other person, has no family relationships with any director or executive officer of the Company, and there are no transactions involving Mr. Schindele that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	First Amendment to Revolving Credit Agreement, dated as of March 20, 2026, to the Credit Agreement among Senior Credit Investments, LLC, Sumitomo Mitsui Trust Bank, Limited, New York Branch, and the financial institutions party to the Credit Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR CREDIT INVESTMENTS, LLC

Date: March 25, 2026	By:	/s/ Ryan Schindele
	Name:	Ryan Schindele
	Title:	Chief Financial Officer